EXHIBIT 23 Consent of Cherry Bekaert & Holland L.L.P.

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                        INDEPENDENT ACCOUNTANT'S CONSENT



The Board of Directors and Stockholders
SWVA Bancshares, Inc.


         We consent to incorporation by reference in the Registration Statement on Form S-8, of our report dated August 10, 1999, relating to the consolidated balance sheets of SWVA Bancshares, Inc. and subsidiary as of June 30, 1999 and 1998 and the related consolidated statements of income, stockholders' equity, and cashflows for the years then ended, which report appears in the June 30, 1999 annual report on Form 10-KSB of SWVA Bancshares, Inc.







/s/ Cherry Bekaert & Holland
-----------------------------
Lynchburg, Virginia
September 27, 1999